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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 25, 1997




                             BANKBOSTON CORPORATION
             (Exact name of registrant as specified in its charter)




Massachusetts                       1-6522                      04-2471221
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)            Identification No.)



100 Federal Street, Boston, Massachusetts                          02110
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (617) 434-2200




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Item 5.  Other Events.

BankBoston Corporation ("the Corporation") has filed a shelf registration statement on Form S-3 (Registration No. 333-38135) (the "Registration Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), covering one or more proposed issuances of (i) debt securities and warrants to purchase debt securities, (ii) shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts, and warrants to purchase shares of preferred stock and (iii) shares of common stock and warrants to purchase shares of common stock. The Registration Statement, as amended by Pre-Effective Amendment No. I thereto, was declared effective by the Securities and Exchange Commission (the "Commission") on Novmeber 21, 1997. On November 28, 1997, the Corporation filed a Prospectus Supplement, dated November 25, 1997, with the Commission pursuant to Rule 424(b)(2) under the Act in connection with the establishment of a program to offer up to $1 billion aggregate initial offering price of its senior and subordinated Medium-Term Notes (the "Notes"). The Notes, which may be offered from time to time, will be issued under the above Registration Statement and will be due nine months or more from the date of issue. By filing this Current Report on Form 8-K, the Corporation is incorporating by reference into the above-referenced Registration Statement the information contained herein relating to the Notes.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits.

1 Distribution Agreement, dated November 25, 1997, among the Corporation and Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and BancBoston Securities Inc. relating to the Notes.

4(a)    Form of global certificate representing the senior fixed rate Notes.

4(b)    Form of global certificate representing the senior floating rate Notes.

4(c)    Form of global certificate representing the subordinated fixed rate
        Notes.

4(d)    Form of global certificate representing the subordinated floating rate
        Notes.



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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       BANKBOSTON CORPORATION


Dated: December 1, 1997                /s/ Gary A. Spiess
                                       ------------------------------------
                                       General Counsel and Clerk